      As filed with the Securities and Exchange Commission on June 21, 2001
                          Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                               -------------------

                                  PARAVANT INC.
             (Exact name of registrant as specified in its charter)


                        Florida                                              59-2209179
             (State or other jurisdiction                         I.R.S. Employer Identification No.)
           of incorporation or organization)

89 Headquarters Plaza North, Suite 1421, Morristown, New Jersey                  07960
        (Address of Principal Executive Office)                                (Zip Code)


                       Paravant Inc. Stock Incentive Plan
                            (Full title of the plan)

                               -------------------

                                  John C. Zisko
              Vice President, Chief Financial Officer and Treasurer
                                  Paravant Inc.
                     89 Headquarters Plaza North, Suite 1421
                          Morristown, New Jersey 07960
                     (Name and address of agent for service)
                                 (973) 631-6190
          (Telephone number, including area code, of agent for service)

                          Copies of Communications To:

                                  Tom McAleavey
                              Holland & Knight LLP
                       200 South Orange Avenue, Suite 2600
                             Orlando, Florida 32801
                                 (407) 425-8500

                         CALCULATION OF REGISTRATION FEE

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                                                              Proposed           Proposed
            Title of                      Amount              maximum            maximum            Amount of
           securities                     to be            offering price       aggregate         registration
        to be registered              Registered(1)         per share(2)    offering price(2)          fee
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Common Stock, par value $0.015           2,700,000             $1.60            $4,320,000           $1,080
per share
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(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the employee benefit plan described herein as the result of any future stock split, stock dividend or similar adjustment of outstanding Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457 (h)(1) under the Securities Act based on the average high and low sales price of the Registrant's Common Stock on June 15, 2001, as reported on The Nasdaq Stock Market's National Market System.
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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

               (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000 (File No. 0-28114);

               (2) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000 (File No. 0-28114);

               (3) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001 (File No. 0-28114);

               (4) The Registrant's Proxy Statement for the Annual Meeting of Shareholders held on March 22, 2001, as filed with the Commission on January 26, 2001 (File No. 0-28114); and

               (5) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-38279) filed with the Commission on October 20, 1997 (File No. 0-28114).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850 of the Florida Business Corporation Act permits, and in some cases requires, the Registrant as a Florida corporation to indemnify a director, officer, employee, or agent of the Registrant, or any person serving at the request of the Registrant in any such capacity with respect to another entity, against certain expenses and liabilities incurred as a party to any proceeding, including, among others, a proceeding under the Securities Act of 1933 brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of the Registrant or is or was serving in such capacity with respect to another entity at the request of the Registrant. With respect to actions other than in the right of the Registrant, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Termination of any such action by judgment, order, settlement or conviction or a plea of nolo contendere, or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, or with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         With respect to any action threatened, pending or completed in the right of the Registrant to procure a judgment in its favor against any such person, the Registrant may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Registrant unless the court in which the action was brought determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses.

         Section 607.0850 also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether brought in the right of the Registrant or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith. If any director or officer does not succeed upon the merits or otherwise in defense of an action, suit or proceeding, then unless pursuant to a determination made by a court, indemnification by the Registrant shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because he or she has met the applicable standard of conduct. Any such determination may be made:

               (a) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding;

               (b) If such a quorum is not obtainable or, even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

               (c) By independent legal counsel selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph (b), or if a quorum of the directors cannot be obtained for paragraph (a) or the committee cannot be designated under paragraph
          (b), selected by a majority vote of the full Board of Directors (in which directors who are parties may participate); or

               (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to the proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

         Section 607.0850 also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers. For some years the Registrant has maintained an insurance policy which insures directors and officers of the Registrant against amounts the director or officer is obligated to pay in respect of his legal liability, whether actual or asserted, for any negligent act, any error, any omission or any breach of duty which, subject to the applicable limits and terms of the policy, include damages, judgments, settlements, costs of investigation, and costs, charges and expenses incurred in the defense of actions, suits, or proceedings or appeals thereto, subject to the exceptions, limitations and conditions set forth in the policy.

         The Registrant's By-Laws contain provisions making indemnification of the Registrant's directors and officers mandatory to the full extent permitted by Section 607.0850, including circumstances in which indemnification is otherwise discretionary. The By-Laws also provide for advancement of expenses of directors and officers in connection with a proceeding for which the director or officer it entitled to indemnity and specifically authorize the Registrant to obtain insurance to cover directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         3(i) Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3(i) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998).

         3(ii)    Amended and Restated By-laws (incorporated by reference to
                  Exhibit 3(ii) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000).

         4.3 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form SB-2 filed on May 16, 1996).

         5.1      Opinion of Holland & Knight LLP.

         23.1     Consent of KPMG LLP.

         23.2 Consent of Holland & Knight LLP appears in its opinion filed as Exhibit 5.1

         24.1 Power of Attorney (included in the signature page in Part II of the Registration Statement)

         99.1 Paravant Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.60 to the Registrant's Quarterly Report on
                  Form 10-Q for the quarter ended March 31, 2001).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see Item 6) or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on June 20, 2001.


                                     PARAVANT INC.

                                     By: /s/ William R. Craven
                                         -------------------------------------
                                         William R. Craven
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. Craven and John C. Zisko, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                Signature                         Title                            Date
                ---------                         -----                            ----
  /s/ William R. Craven                 President, Chief Executive              June 20, 2001
----------------------------------      Officer  and Director (Principal
            William R. Craven           Executive Officer)


  /s/ John C. Zisko                     Vice President, Chief Financial         June 20, 2001
----------------------------------      Officer and Treasurer (Principal
              John C. Zisko             Financial and Accounting Officer)


  /s/ Krishan K. Joshi                  Chairman and Director                   June 8, 2001
----------------------------------
            Krishan K. Joshi

  /s/ James E. Clifford                 Vice President of Mergers and           June 8, 2001
----------------------------------      Acquisitions, Secretary and
            James E. Clifford           Director


  /s/ Richard P. McNeight               President of Paravant Computer          June 20, 2001
----------------------------------      Systems, Inc. and Director
           Richard P. McNeight

  /s/ C. Hyland Schooley                Director                                June 8, 2001
----------------------------------
           C. Hyland Schooley

  /s/ Michael F. Maguire                Director                                June 20, 2001
----------------------------------
           Michael F. Maguire

  /s/ John P. Singleton                 Director                                June 20, 2001
----------------------------------
            John P. Singleton

  /s/ Paul E. Blackwell                 Director                                June 10, 2001
----------------------------------
            Paul E. Blackwell

INDEX OF EXHIBITS

    5.1   Opinion of Holland & Knight LLP.

    23.1  Consent of KPMG LLP.

    23.2  Consent of Holland & Knight LLP appears in its opinion filed as
          Exhibit 5.1

    24.1 Power of Attorney (included in the signature page in Part II of the Registration Statement)
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